EXHIBIT 99.1

Myriad Genetics Launches Sixth Personalized Medicine Product,

Prezeon – to Reveal PTEN Status

- PTEN Gene Associated with Cancer Prognosis and Choice of Chemotherapy -

Salt Lake City, December 22, 2008 - Myriad Genetics, Inc. (Nasdaq: MYGN, www.myriad.com), announced today that it is launching its sixth molecular diagnostic product, Prezeon™. The product will be marketed to researchers and physicians to assist them in understanding the status of the PTEN gene, which plays a major role in critical cell signaling pathways. These pathways have been implicated in cancer progression and provide important information that may guide therapeutic decisions. The price per Prezeon test is $500.

Myriad discovered the PTEN gene, as reported in the journal Nature Genetics in 1997, and has been awarded four U.S. patents and has several additional patents pending on the PTEN gene, protein and antibody, as well as their use in molecular diagnostic assays. PTEN has been shown to be involved in many cancers, including cancer of the prostate, breast, colon, lung, brain, skin, uterus, kidney, bladder, blood, ovary and lymphatic system.

PTEN is a major component of the mTOR and EGFR cell-signaling pathways that are targeted by many cancer drugs and it is believed to play an important role in determining a patient’s sensitivity to a range of cancer chemotherapeutics. PTEN loss is associated with resistance to certain drugs and sensitivity to others, suggesting the potential to determine the most effective chemotherapy for patients. In prostate cancer, PTEN loss has been correlated with onset of androgen-independent growth in tumors. In breast cancer treatment, several recent studies have shown an association between PTEN loss of function and resistance to Herceptin® in HER2-positive patients. PTEN loss is also associated with resistance to doxorubicin and sensitivity to mTOR inhibitors. In colorectal cancer care, PTEN loss is associated, along with KRAS, in non-response to Erbitux®. In lung cancer patients and patients with glioblastoma, loss of PTEN is correlated with response to EGFR inhibitor drugs such as Iressa®. In leukemia, loss of PTEN expression has been linked to resistance to doxorubicin and gamma secretase inhibitors.

Prezeon is an analysis of protein expression by immunohistochemistry, to determine whether the PTEN gene is functioning properly. PTEN is a tumor suppressor gene that is linked with cell regulation and programmed cell death in otherwise healthy tissue. Loss of PTEN function is commonly associated with cancers of many types. For example, in recent clinical studies of metastatic prostate cancer, patients with high levels of PTEN rarely progressed even after 2  1/2 years, while those with low levels of PTEN usually saw progression of the disease. PTEN loss is also associated with disease progression and increased immunoresistance in glioblastoma. In breast cancer, PTEN loss is a predictor of poor prognosis and risk of disease progression and has also been associated with breast cancer that is aggressive and high grade. In animal models, PTEN inactivation accelerated lung tumorigenesis. In lung cancer patients treated with Iressa, PTEN expression was associated with longer overall survival. In melanoma, studies in human tumors found a correlation between PTEN loss and shorter disease-free survival and overall survival.

“As a global leader in molecular diagnostics, we are pleased to introduce Prezeon and we believe it will play an important role in the prognosis of several types of cancer as well as in the chemotherapy choice made by a physician in determining the optimal route to therapeutic efficacy,” said Peter Meldrum, President and Chief Executive Officer of Myriad Genetics, Inc. “Personalized medicine products are important in the care and treatment of individual patients and also have an expanding role in reducing healthcare costs to Americans by providing an efficient means of selecting cost-effective therapeutic options.”

PTEN Technical Background

The PTEN gene (also known as MMAC1) is a tumor suppressor located at 10q23. PTEN is a key regulator of cell signaling pathways that regulate growth and survival. Specifically, PTEN is a lipid phosphatase that converts PIP3 (phosphatidylinositol 3-4-5 triphosphate) to PIP2 (phosphatidylinositol 3-4 biphosphate). This enzymatic activity is antagonized by PI3K (phophoinositide 3-kinase) and it is the balance of these two activities which tightly regulates the levels of phosphorylated phosphatidylinositol. When the levels of PIP3 rise, downstream pathway targets are activated leading to cell growth. In tumors, PTEN is often nonfunctional resulting in the expression of the active form of the proto-oncogene Akt, cell cycle progression and inhibition of apoptosis. Akt phosphorylation activates mTOR (mammalian target of rapamycin) resulting in an up-regulation of cell cycle proteins.

Prezeon™ is a trademark of Myriad Genetics, Inc. All other trademarks mentioned above are the property of their respective owners.

Myriad Genetics, Inc. is a healthcare company focused on the development and marketing of novel therapeutic and molecular diagnostic products. Myriad’s news and other information are available on the Company’s Web site at www.myriad.com.

MYGN-G

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the marketing of Prezeon to researchers and physicians to assist them in understanding the status of the PTEN gene; the price per Prezeon test; the Company’s belief that Prezeon will play an important role in the prognosis of several types of cancer as well as in the chemotherapy choice made by a physician in determining the optimal route to therapeutic efficacy; the ability of Prezeon to assist researchers and physicians in understanding the status of the PTEN gene and its role in critical cell signaling pathways; the importance of critical cell signaling pathways in cancer progression; the ability of Prezeon to play an important role in the prognosis of several types of cancer as well as in the chemotherapy choice made by a physician in determining the optimal route to therapeutic efficacy; and the ability of Prezeon to determine whether the PTEN gene is functioning properly. These forward looking statements are based on management’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to, our inability to further identify, develop and achieve commercial success for new products and technologies; our ability to discover drugs that are safer and more efficacious than our competitors; our ability to develop additional molecular diagnostic products that help assess which patients are subject to greater risk of developing diseases and who would therefore benefit from new preventive therapies; the possibility of delays in the research and development necessary to select drug development candidates and delays in clinical trials; the risk that clinical trials may not result in marketable products; the risk that we may be unable to successfully finance and secure regulatory approval of and market our drug candidates, or that clinical trials will not be completed on the timelines we have estimated; uncertainties about our ability to obtain new corporate collaborations and acquire new technologies on satisfactory terms, if at all; the development of competing products and services; our ability to protect our proprietary technologies; patent-infringement claims; risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” contained in Item 1A in our Annual Report on Form 10-K for the year ended June 30, 2008, which has been filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and Myriad undertakes no duty to update this information unless required by law.

Contact:

William A. Hockett

Exec.VP, Corporate Communications

(801) 584-3600

email: bhockett@myriad.com